UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 15, 2015

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,”  and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 27, 2015, the ability to extend the income tax agreement, the expected amount of the income tax provisions for the second quarter of 2015 and the expected use of a portion of the proceeds from the new loan.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this Current Report is as of the date of this Current Report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Item 2.02.  Results of Operations and Financial Condition.

As of June 30, 2015, DiamondRock Hospitality Company (the “Company”) had not received the extension of the income tax agreement with the U.S. Virgin Islands (USVI) related to the TRS that owns Frenchman’s Reef.  The previous agreement, which expired in February 2015, reduced the income tax rate to approximately 7%.  As a result, the TRS that owns Frenchman’s Reef continues to be subject to the enacted statutory rate of 37.4%. The extension delay is expected to increase the Company’s second quarter income tax provision by approximately $2.0 million.  The Company continues to diligently work to extend this agreement, which, if extended, would be retroactively applied back to the date of expiration, but it may not be successful.  If the agreement is not extended, the TRS that owns Frenchman’s Reef will continue to be subject to the enacted statutory rate, which as of June 30, 2015 was 37.4%.

The information in this Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.  Regulation FD Disclosure.

On July 15, 2015, the Company issued a press release announcing that the Company has repaid the mortgage loan secured by the JW Marriott Denver at Cherry Creek (the “Hotel”) and entered into a new $65 million loan secured by a mortgage on the Hotel.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report.

On July 15, 2015, the Company issued a press release announcing the acquisition of the 184-suite Sheraton Suites Key West, located in Key West, Florida.  A copy of that press release is furnished as Exhibit 99.2 to this Current Report.  The press release has also been posted in the investor relations/presentations section of the Company’s website at www.drhc.com.  A copy of materials about the acquired hotel property that the Company intends to distribute is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01.  Other Information

The Company recently closed on a $65 million loan secured by a mortgage on the JW Marriott Denver at Cherry Creek.  The loan has a term of 10 years and bears interest at a fixed rate of 4.33%.  Principal payments are based on a 30 year amortization schedule after a one-year interest only period, and the loan will mature in 2025.  The Company used a portion of the proceeds to fully repay the approximately $38.1 million outstanding on the previous mortgage loan. The remaining proceeds are expected to address near term debt maturities.

Item 9.01.                            Financial Statements and Exhibits.

(d)  Exhibits

See Exhibits Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: July 15, 2015	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 15, 2015, regarding the JW Marriott Denver at Cherry Creek mortgage loan
99.2	Press Release dated July 15, 2015, regarding the acquisition of the Sheraton Suites Key West
99.3	Materials about the Sheraton Suites Key West